UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 9, 2006

                               PUBLIC STORAGE INC.
             (Exact Name of Registrant as Specified in its Charter)


          California                         1-8389                95-3551121
(State or Other Jurisdiction of     (Commission File Number)    (I.R.S. Employer
Incorporation) Identification No.)

  701 Western Avenue, Glendale, California                   91201-2349
  (Address of Principal Executive Offices)                   (Zip Code)

                                 (818) 244-8080
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2006, Public Storage, Inc., a California corporation (the "Company"), entered into a contribution agreement (the "Contribution Agreement") among the Company, PSA Institutional Partners, L.P., a California limited partnership ("PSAIP") and a majority - owned indirect subsidiary of the Company, and Belair Real Estate Corporation, Belport Realty Corporation, Belrose Realty Corporation, Belshire Realty Corporation, Belterra Realty Corporation, Belwater Realty Corporation, and Clearwood Realty Corporation (the "Contributors"). The Contribution Agreement relates to the sale of 7.25% Series J Cumulative Redeemable Perpetual Preferred Units ("Series J Preferred Units") of PSAIP to the Contributors. The sale was completed on May 9, 2006. Under certain circumstances, the Series J Preferred Units are exchangeable for shares of the Company's 7.25% Series J Cumulative Redeemable Preferred Stock (the "Series J Preferred Stock"). The Series J Preferred Stock is registrable under the Securities Act of 1933, as amended (the "Securities Act") in the circumstances contemplated by the Registration Rights Agreement dated as of May 9, 2006 (the "Registration Rights Agreement") between the Company and the Contributors. The Registration Rights Agreement is attached hereto as Exhibit 4.1.

Item 3.02.  Unregistered Sales of Equity Securities

On May 9, 2006, and pursuant to the Contribution Agreement, PSAIP sold 4,000,000 7.25% Series J Cumulative Preferred Redeemable Perpetual Preferred Units to the Contributors for $100,000,000.

The terms of the Series J Preferred Units are specified by the Fourth Amendment to Amended and Restated Agreement of Limited Partnership of PSAIP dated as of May 9, 2006 (the "Fourth Amendment"), which is attached hereto as Exhibit 10.1. Under the Fourth Amendment, PSAIP has the right to redeem the Series J Preferred Units on or after the fifth anniversary of issuance at the Liquidation Preference as defined in the Partnership Agreement. The Series J Preferred Units are exchangeable for depositary shares representing interests in shares of Series J Preferred Stock on or after the tenth anniversary of issuance at the option of a holder or PSAIP, at a rate of one Series J Preferred Unit for one depositary shares representing one thousandth (1/1000) of a share of Series J Preferred Stock, subject to certain adjustments. In addition, under certain circumstance, Series J Preferred Units may be exchanged prior to the tenth anniversary of the date of issuance.

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

Under the Company's Articles of Incorporation, as amended, the Company's Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. Effective as of May 9, 2006, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 4,000 shares of the Company's preferred stock as "7.25% Series J Cumulative Redeemable Preferred Stock." A copy of the Certificate of Determination, which specifies the terms of the Series N Preferred Stock is attached hereto as Exhibit 3.1.

Item 7.01.  Regulation FD Disclosure

On May 9, 2006, PSAIP and the Company issued a press release announcing the sale of the Series J Preferred Units. The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibits 3.1, 4.1 and 10.1 shall be deemed filed. Exhibit 99.1, relating to Item 7.01, shall be deemed to be furnished, and not filed:

Exhibit 3.1- Certificate of Determination of Preferences of 7.25% Series J Cumulative Redeemable Preferred Stock of Public Storage, Inc.

Exhibit 4.1- Registration Rights Agreement dated as of May 9, 2006, among the Company and the Contributors

Exhibit 10.1- Fourth Amendment, dated as of May 9, 2006, to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.

Exhibit 99.1-  Press Release dated May 9, 2006

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006


By:      /s/ Stephanie Heim
         -------------------
         Stephanie Heim
         Vice President, Corporate Counsel
         and Secretary